EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report, dated February 27, 1997, relating to the financial statements of Queensboro Steel Corporation. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                          McGladrey & Pullen, LLP

Wilmington, North Carolina
June 17, 1997